                                                                    EXHIBIT 10.9

                                      1997
                   ZILOG EMPLOYEE PERFORMANCE INCENTIVE PLAN
                              ADMINISTRATIVE GUIDE


1.0      Purpose of the Plan

         The purpose of the Zilog Employee Performance Incentive Plan (hereinafter the "Incentive Plan") is to provide eligible employees of Zilog (hereinafter the "Company") with an increased incentive to meet and exceed the Company profit before interest and taxes and revenue goals.

2.0      Objective of the Administrative Guide

         The objective of this guide is to detail the specific provisions of the Plan. This guide will serve as the source document to be used in interpretation, administration and implementation of the Incentive Plan.

3.0      Definitions

3.1 An "Eligible Employee" for the purposes of the Incentive Plan is a full-time regular employee on the U.S. payroll of the Company in position Classification Level (CL) 21 and above or a Zilog Philippines employee in Classification Level 25B and above. Non-U.S. sales office employees in CL 21 and above may be eligible upon approval of the Compensation Committee.

3.2 "Profit" for the purposes of this Incentive Plan is book profit after provision for all other costs including the Company 401(k) matching funds and discretionary Company contribution, but excluding any interest and taxes and provision for Awards under this Incentive Plan.

3.3 "Plan Profit" for the purposes of this Incentive Plan is the profit before interest and taxes and any provision for Payout under this Incentive Plan, as stated in the 1997 Step II Business Plan as approved by the Board of Directors of the Company.

3.4 "Operating Return" for the purposes of this Incentive Plan is Profit less Interest divided by Average Capital Employed less Cash.


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3.5      "Revenue" for the purposes of this Incentive Plan is net revenue as stated in the 1997 Step II Business Plan as approved by the Board of Directors of the Company.

3.6 "Average Capital Employed" for the purposes of this Incentive Plan will be calculated in the same manner as defined in the 1997 Step II Business Plan approved by the Board of Directors of the Company.

3.7 "Award" for the purposes of this Incentive Plan is the incentive amount credited to the eligible employee subject to and in consequence of the provisions of this Incentive Plan.

3.8 "Total Award" for the purposes of this Incentive Plan is the sum of all Awards credited to all eligible employees under the provisions of this Incentive Plan for January 1 through December 31, 1997.

3.9 "Payout" for the purposes of this Incentive Plan is the payment of an Award to the eligible employee subject to and in consequence of the provisions of this Incentive Plan.

3.10 "Annualized Base Salary" for the purposes of this Incentive Plan is the employee's regular salary as of January 1, 1997 (or such later date in 1997 when the employee becomes eligible to participate in the Incentive Plan pursuant to either Section 9.2 or Section 10.0), annualized (excluding any one time bonus or incentive payments under this or any other plan).

3.11 "Employee Classification Factor" for the purposes of this Incentive Plan is a factor dependent upon the employee's exempt Classification Level as of January 1, 1997 (or such later date in 1997 when the employee becomes eligible to participate in the Incentive Plan pursuant to either Section 9.2 or Section 10.0).

3.12 "Company Performance Factor" for the purposes of this Incentive Plan is the sum of the factor determined by the Company's performance against Plan Profit goals, per Exhibit II A, plus the factor determined by the Company's performance against Revenue goals, per Exhibit II B.

3.13 "Individual Employee Performance Factor" for the purposes of this Incentive Plan is a factor dependent upon the Individual Employee Performance Rating as determined by the Compensation Committee. The Individual Employee Performance Rating for members of the Compensation Committee will be approved by the Board of Directors of the Company.

3.14 "Proration Factor" for the purposes of this Incentive Plan is the ratio of the number of weeks an employee is an eligible active participant in EPIP during the term of the Plan divided by 52 weeks.


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3.15     "Zilog Compensation Committee" shall consist of the CEO, the CFO, and the Vice President of Human Resources and Administration.

3.16 "Board Compensation Committee" shall consist of two outside Board members.

4.0      Eligibility and Participation

         All domestic exempt employees who are not included in any other regular incentive program of the Company are eligible to participate in this Incentive Plan. However, awardees under the "General Managers Award" program are not excepted from participation in the Incentive Plan. Certain employees of Zilog Philippines are also eligible, as noted in
         3.1 of this Guide. Non-U.S. sales office employees who are not included in any other regular incentive program of the company are eligible upon approval of the Compensation Committee.

5.0      Contract of Employment

         Participation in this Incentive Plan shall not constitute a contract of employment. Inclusion in the Incentive Plan shall not convey to any employee a right to continue in the employment of the Company or to continue to be involved in any business in which the Company may engage.

6.0      Base Period and Term of the Incentive Plan

         The base period and term of this Incentive Plan is the 1997 fiscal year of the Company; Payouts under this Incentive Plan shall occur in 1998, as provided under the terms of this Incentive Plan. An employee shall have no right to accelerate or defer the receipt of any payout under this Incentive Plan.

7.0      Provisions of the Incentive Plan

7.1 The general provisions of the Incentive Plan including the Employee Classification Factors (Exhibit I), the Company and individual Employee Performance Factors (Exhibits II A, II B and III), and the estimated costs of implementation of the Incentive Plan are proposed by the Zilog Compensation Committee and submitted for review and approval by the Compensation Committee of the Board of Directors of the Company prior to the Incentive Plan period (January 1 through December 31, 1997). The recommendations of the Zilog Compensation Committee as to the amount of the Award to each eligible employee and the total costs of the Incentive Plan are submitted for review and approval by the Board of Directors in the first quarter following the end of the Incentive Plan year.


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
7.2 Eligible employees shall be grouped in Classification Factor levels in accord with Exhibit I, dependent upon the employee's position Classification Level as of January 1, 1997.

7.3 The amount of the 1997 Award to each eligible employee under the Incentive Plan is the product of the employee's Annualized Base Salary as of January 1, 1997 times the employee's Classification Factor times a Company Performance Factor, per Exhibits II A and II B, times an Individual Employee Performance Factor for 1997 per Exhibit III, times a proration factor.

7.4 "Company Performance Factor" for the purposes of this Incentive Plan is the sum of the factor determined by the Company's performance against Plan Profit Goals, per Exhibit II A, plus the factor determined by the Company's performance against Revenue goals, per Exhibit II B.

7.5 The "Individual Employee Performance Factors" for the purposes of the 1997 Awards are related to the Individual Employee Performance Ratings, per Exhibit III. The Individual Employee Performance Rating is a number between 1.00 (highest) and 4.00 (lowest) which will be determined by the Zilog Compensation Committee at its sole discretion and will be related to but need not be equal to the employee's MBO, (Management By Objectives - see PM 60-27) ratings.

7.6      The Award is payable during the first quarter of 1998.

8.0      Eligibility for Payout

         To be eligible for the Payout of an Award, the employee must be on the active payroll at the time the payments are made by the Company, with the exception of conditions of retirement, death or disability as defined in Section 9.0. Any eligible employee who is terminated for cause or reduction of force, or who resigns prior to the time of a Payout under this Incentive Plan will not be eligible for a Payout under the terms of this Incentive Plan.

9.0      Promotion, Transfer, Retirement, Termination, Death and Disability

9.1 If an eligible employee is promoted or transferred during 1997 into a non-eligible position, or retires (pursuant to the company's then-current retirement policy), such employee shall be eligible to receive a pro rata Award up to the date of promotion, transfer or retirement.


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
9.2 If a non-eligible employee is promoted or transferred during 1997 into an eligible position, such employee shall be eligible to receive a pro rata Award from the date of transfer or promotion.

9.3 If an eligible employee dies during 1997 while an active employee of the Company, such employee's estate shall be eligible to receive a pro rata Award to the date of the employee's death.

9.4 If an eligible employee is disabled during 1997, such employee shall be eligible to receive a pro rata Award for the period of time actively employed and not absent due to disability.

9.5 Payouts of pro rata Awards pursuant to this Section 9 shall be made as provided in Section 7.6 of this Incentive Plan.

9.6 Pro rata Awards shall be based on total length of active covered service during the 1997 term of the Incentive Plan expressed as a percentage of the 1997 fiscal year.

9.7 An employee who resigns or is terminated for cause or reduction in force during 1997 will not be eligible for an Award.

10.0     New Employees

         Employees hired after January 1, 1997 may be designated eligible under the provisions of Section 4.0. New employees will be considered for an Award on the same pro rata basis as described in Section 9.2 for employees who transfer or are promoted into assignments considered eligible for the Incentive Plan.

11.0     Minimum Profit Requirement for Award

         Notwithstanding any other provision of this Incentive Plan, no Award will be made for any year in which the Profit does not exceed 20% of the Plan Profit.

12.0     Minimum Business Plan Requirement for Award

         Notwithstanding any other provision of this Incentive Plan, no Award will be made for any year in which the Business Plan Operating Return is less than 2%.

13.0     Minimum Operating Return Requirement for Dividend

         Notwithstanding any other provision of this Incentive Plan, no Dividend will be added to a Payout for any year in which Operating Return is less than 2%.


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
14.0     Total Award Limitation

         Notwithstanding any other provision of this Incentive Plan, the Total Award for 1997 may not be more than 7.5% of Profit. If the sum of the Awards exceeds the Total Award, the Zilog Compensation Committee will adjust the Awards such that the total of all Awards does not exceed 7.5% of Profit.

15.0     Disclosure, Compensation Committee Decisions Final

         The Zilog Compensation Committee will periodically advise employees eligible under this Incentive Plan of progress toward achievement of Plan Profit, using the Zilog Operations Review program as a vehicle. Employees are encouraged to discuss the factors which influence their MBO and Individual Employee Performance Ratings with their supervisor but the decision of the Zilog Compensation Committee as to an Individual Employee Performance Rating is final and is not subject to adjustment.

16.0     Awards Unfunded, Unsecured; Taxable Status

         Any awards under this Incentive Plan shall be provisional until payout, shall be unfunded and unsecured and shall represent a general obligation of the Company. All payouts shall have appropriate amounts for any federal, state or local income or other taxes withheld from such payouts and the net amount thereof shall be paid to the employee.

17.0     Amendment and Termination of the Plan

17.1     This Incentive Plan applies to fiscal year 1997 only (with Payout in
         1998).

17.2 The Incentive Plan may be continued, discontinued or amended by the Board of Directors of the Company for fiscal years 1998 and beyond. Amendments of this Incentive Plan after 1997 will not affect payout of Awards granted under the 1997 Plan.


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
                                    EXHIBIT I


                                      Zilog

                    1997 Employee Performance Incentive Plan


                                      Employee
  Classification                   Classification
      Level                            Factor
      -----                            ------
        37                              0.45
        33                              0.36
        31                              0.335
     29-30                              0.24
        27                              0.18
     25-26                              0.13
        23                              0.10
        21                              0.08


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
                                  EXHIBIT II A


                        ACHIEVEMENT OF 1997 PLAN PROFIT

          0%       20%       40%      60%       80%      100%       120%      140%      160%     180%      200%
-------------------------------------------------------------------------------------------------------------------
1.0                                                                                                    (1.0, 200%)
0.9
0.8
0.7
0.6
0.5                                                   (0.5, 100%)
0.4
0.3
0.2
0.1
0


                           COMPANY PERFORMANCE FACTOR


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
                                  EXHIBIT II B


                          ACHIEVEMENT OF 1997 REVENUE

          0%       20%       40%      60%       80%      100%       120%      140%      160%     180%      200%
-------------------------------------------------------------------------------------------------------------------
1.0                                                                                                    (1.0, 200%)
0.9
0.8
0.7
0.6
0.5                                                   (0.5, 100%)
0.4
0.3
0.2
0.1
0


                           COMPANY PERFORMANCE FACTOR


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
                                  EXHIBIT III


                  1997 INDIVIDUAL EMPLOYEE PERFORMANCE RATING
                           (BY COMPENSATION COMMITTEE)


          4       3.75    3.50     3.25     3         2.75     2.50       2.25      2         1.75     1.50      1.25    1
---------------------------------------------------------------------------------------------------------------------------------
2.0                                                                                                                (2.00, 1.00)
1.9
1.8
1.7
1.6
1.5
1.4
1.3
1.2
1.1
1.0                                                             (1.00, 2.25)
0.9
0.8
0.7
0.6
0.5
0.4
0.3
0.2
0.1
0                          (0, 3.25)


                         INDIVIDUAL PERFORMANCE FACTOR


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


                                      1997

                    ZILOG EMPLOYEE PERFORMANCE INCENTIVE PLAN
                                 EXECUTIVE BONUS
                              ADMINISTRATIVE GUIDE


1.0      Purpose of the Plan

         The purpose of the Zilog Employee Performance Incentive Plan Executive Bonus (hereinafter the "Plan") is to provide eligible employees of Zilog (hereinafter the "Company") with an increased incentive to meet and exceed the Company Profit before interest and taxes and revenue goals. This Plan is a supplement to the Zilog Employee Performance Incentive Plan (EPIP).

2.0      Objective of the Administrative Guide

         The objective of this guide is to detail the specific provisions of the Plan. This guide will serve as the source document to be used in interpretation, administration and implementation of the Plan.

         Unless otherwise noted, all terms and conditions of the 1997 Zilog Employee Performance Incentive plan apply equally to the Executive Bonus Plan.

3.0      Eligibility and Participation

3.1 All employees in Classification Level (CL) 29 and above who are not included in the Field Sales Incentive Plan are eligible to participate in this Plan. Certain employees in CL 27 may be eligible upon approval of the Compensation Committee.

4.0      Base Period and Term of the Plan

         The base period and term of this Plan is the 1997 fiscal year of the Company; Payouts under the Plan shall occur in 1999 and 2000, as provided under the terms of this plan.

5.0      Provisions of the Incentive Plan

5.1 The recommendations of the Zilog Compensation Committee as to the amount of the Executive Bonus award to each eligible employee and the total costs of the Plan are submitted for review and approval by the Board of Directors in the first quarter following the end of the Plan year.

5.2 The amount of the 1997 Executive Bonus award to each eligible employee under the Plan is a percentage of his/her 1997 Employee Performance Incentive Plan Award, as follows: CL 27-30: 100%, CL 31 and above: 80%.


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
5.3 The Executive Bonus award will be payable in two halves during the first quarters of 1999 and 2000, and may be modified per paragraph 5.4 hereafter.

5.4 The award may be enhanced by "dividends" proposed by the Compensation Committee and reviewed and approved by the Board. If so approved, any such "dividend" for 1998 (which would enhance both the 1999 and the 2000 payouts) will be based upon, but will not be greater than, the Company Operating Return for fiscal year 1998; the "dividend" for 1999 (which would enhance the 2000 payout) will be based upon, but will not be greater than, the Company Operating Return for the fiscal year 1999.

5.5 Pro rata payments of Executive Bonus awards shall be made according to the administrative guidelines established in Section 9 of the 1997 EPIP Administrative Guide. Employees who become ineligible to participate in the Plan for reasons specified in paragraph 9.1 of the 1997 EPIP Administrative Guide still receive the Executive Bonus payments provided that they meet the requirements of Section 8.0 of the 1997 EPIP Administrative Guide.

6.0      Total Award Limitation

         Notwithstanding any other provision of the Plan, the total of the Executive Bonus Awards for 1997 may not exceed 100% of the 1997 EPIP Awards for the Executive Bonus Plan participants in CL 27 through CL 30 plus 80% of the 1997 EPIP Awards for participants in CL 31 and above.

7.0      Amendment and Termination of the Plan

7.1 This Plan applies to fiscal year 1997 only (with payouts in 1999 and 2000).

7.2 The Plan may be continued, discontinued or amended by the Board of Directors of the Company at any time for the remainder of 1997 after written notice of termination is circulated or for fiscal years 1998 and beyond. Amendments of this Incentive Plan after 1997 will not affect payout of Awards granted under the 1997 Plan.


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